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                                   EXHIBIT "E"

           DIRECTORS AND EXECUTIVE OFFICERS OF ISETAN MANAGEMENT LTD.
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                                                 RELATIONSHIP WITH STEEPLECHASE AND
NAME AND ADDREES                                 PRESENT PRINCIPAL OCCUPATION
----------------                                 ----------------------------

Murray Walker                                    President and sole director of Isetan Management Ltd..
4 Hunters Glen Road, Aurora,  Ontario,
Canada L4G 6W4;
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